MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the Declaration), of MFS Series Trust V (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Research Fund, a series of the Trust, have been terminated.



         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.



ROBERT E. BUTLER

Robert E. Butler
804 W. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas StateTX  75230


MICHAEL HEGARTY

Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510


J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street

Boston MA  02108










ROBERT J. MANNING

Robert J. Manning

13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street

Boston MA 02116


ROBERT C. POZEN

Robert C. Pozen

9 Arlington Street
MA 02116


J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road

Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen

235 Nashawtuc Road
Concord MA 01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

Naples FL  34108